EXHIBIT 4.5


RIGHTS                LABORATORY CORPORATION OF        NUMBER OF RIGHTS:
CERTIFICATE NO.            AMERICA HOLDINGS            CUSIP NO. 50540R 12 8


               THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH
IN THE LABORATORY CORPORATION OF AMERICA HOLDINGS PROSPECTUS DATED     , 1997
(THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM LABORATORY CORPORATION OF AMERICA HOLDINGS AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "SUBSCRIPTION AND INFORMATION AGENT").

               THIS CERTIFICATE OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AND INFORMATION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK TIME, ON ___________________ 1997 (SUCH DATE, SUBJECT TO
EXTENSION AS PROVIDED IN THE PROSPECTUS, IS REFERRED TO IN THIS CERTIFICATE AS THE "EXPIRATION DATE").

               AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

               The Rights represented by this Rights Certificate may be exercised by duly completing Form 1 and may be transferred, exercised or sold through a bank or broker by duly completing Form 2. Rights Holders (as defined in the Prospectus) are advised to review the Prospectus and instructions (copies of which are available from the Subscription and Information Agent) before exercising or selling their Rights.

               IMPORTANT: Complete the appropriate FORM and if applicable, delivery instructions, and SIGN on reverse side.

SUBSCRIPTION PRICE $50 PER SHARE       RIGHTS TO PURCHASE        % SERIES A
                                                    CONVERTIBLE
REGISTERED OWNER:                         EXCHANGEABLE PREFERRED STOCK OR
                                        % SERIES B CONVERTIBLE PAY-IN-KIND
                                              PREFERRED STOCK OF
                                    LABORATORY CORPORATION OF AMERICA HOLDINGS


               The registered owner or assigns whose name is inscribed hereon
is entitled to subscribe for shares of either    % Series A Convertible
Exchangeable Preferred Stock or    % Series B Convertible Pay-in-Kind Preferred
Stock (together, referred to in this certificate as the "Preferred Stock") upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto.

Date:
  By_________________________            By_______________________________
     Chief Executive Officer                        Secretary


               THIS RIGHTS CERTIFICATE IS TRANSFERABLE AND MAY BE COMBINED OR DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AND INFORMATION AGENT.

               RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

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
Delivery:     American Stock Transfer & Trust Company     Countersigned:     American Stock Transfer & Trust Company
              40 Wall Street                                                 (New York, NY) Subscription and Information Agent
              New York, NY 10005                                             Authorized Signature
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               FORM 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights evidenced by this Rights Certificate
to subscribe for an equal amount of either    % Series A Convertible
Exchangeable Preferred Stock or     % Series B Convertible Pay-in-Kind
Preferred Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.


   (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege (as defined in the Prospectus). (One Right needed to subscribe for each full share.)


       __________X $50 per share = $____________
        (Number of shares -- whole number only)


   SERIES OF PREFERRED STOCK (CHECK ONLY ONE):(*)
        [ ]     % Series A Convertible Exchangeable Preferred Stock
        [ ]     % Series B Convertible Pay-in-Kind Preferred Stock

   (b) Number of shares subscribed for pursuant to the Oversubscription Privilege (as defined in the Prospectus).(**) Shares issued pursuant to the Oversubscription Privilege will be of the same series of Preferred Stock issued pursuant to the Basic Subscription Privilege.

       __________X $50 per share = $____________
        (Number of shares -- whole number only)

   (c) Total Subscription Price. (Total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege, times the Subscription Price of $50.)(***)

       $______________


   METHOD OF PAYMENT (CHECK ONE)
       [ ] CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO AMERICAN STOCK
           TRANSFER & TRUST COMPANY
       [ ] WIRE TRANSFER DIRECTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY,
           ACCOUNT NO.  _________________________________, ABA NO. ________

   (*) A failure to indicate a series of Preferred Stock will result in the
issuance of     % Series A Convertible Exchangeable Preferred Stock.

   (**) Shares of Preferred Stock available to Rights Holders pursuant to the Oversubscription Privilege may be limited as set forth in the Prospectus. If the shares of Preferred Stock subscribed for pursuant to the Oversubscription Privilege exceeds the number of shares actually tendered to the subscriber, the portion of the Subscription Price tendered corresponding to those excess shares shall be returned to the subscriber, without interest, as soon as practicable after the Expiration Date.

(***)If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the Oversubscription Privilege is not exercised and the amount enclosed or transmitted exceeds the Subscription Price for all shares represented by this Rights Certificate, the person subscribing pursuant thereto shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Preferred Stock equal to the quotient obtained by dividing the subscription excess by $50. Any amount remaining after such division shall be returned to the subscriber without interest.

   (d) If the number of Rights being exercised pursuant to the Basic Subscription Privilege is less than all of the Rights represented by this Rights Certificate (check only one):
       [ ] DELIVER TO ME A NEW RIGHTS CERTIFICATE EVIDENCING THE REMAINING
           RIGHTS TO WHICH I AM ENTITLED.
       [ ] DELIVER A NEW RIGHTS CERTIFICATE EVIDENCING THE REMAINING RIGHTS IN
           ACCORDANCE WITH MY FORM 2 INSTRUCTIONS (please include any required signature guarantees).


   [ ] CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF
       GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AND INFORMATION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:


           Name(s) of Registered Owner(s):____________________________________

           Window Ticket number (if any):_____________________________________

           Date of execution of Notice of Guaranteed Delivery:________________

           Name of institution which guaranteed delivery:_____________________


   [ ] FORM 2-CHECK HERE TO TRANSFER YOUR RIGHTS CERTIFICATE OR SOME OR ALL
       OF YOUR RIGHTS EVIDENCED HEREBY OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received,
       ___________________ Rights represented by this Rights Certificate are hereby assigned to (please print name, address and Social Security Number or Taxpayer ID No. of transferees in full):


           Name:______________________________________________________________

           Address:___________________________________________________________

           ___________________________________________________________________

           ___________________________________________________________________

           Social Security Number
           or Taxpayer ID No.:________________________________________________




   [ ] FORM 3-DELIVERY INSTRUCTIONS:  Name and/or address for mailing any
       Preferred Stock, new Rights Certificate or cash payment if other than shown on the front hereof:


           Name:______________________________________________________________

           Address:___________________________________________________________

           ___________________________________________________________________

           ___________________________________________________________________


           Social Security Number
           or Taxpayer ID No.:________________________________________________



                                        IMPORTANT

                                RIGHTS HOLDER SIGN HERE


           ___________________________________________________________________

           ___________________________________________________________________
                         (Signature(s) of Registered Holder(s))

           ___________________________________________________________________
                                        (Capacity)

           Dated: ______________________________________________________, 1997

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on this Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s), or a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See instructions.)

           Name(s):  _________________________________________________________

                     _________________________________________________________
                                          (Please Print)

           Capacity: _________________________________________________________

           Address:  _________________________________________________________
                                        (Including Zip Code)

           Area Code and Telephone Number:

                     _________________________________________________________
                                               (Home)

                     _________________________________________________________
                                             (Business)

           Social Security Number or Taxpayer ID No.:

                     _________________________________________________________


                                 GUARANTEE OF SIGNATURE(S)
                        Note: See paragraph 5(c) of Instructions

           Authorized Signature ______________________________________________

           Name: _____________________________________________________________

           Title: ____________________________________________________________

           Name of Firm: _____________________________________________________

           Address: __________________________________________________________

           Area Code and Telephone Number:____________________________________

           Dated: ______________________________________________________, 1997